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                                                                                                                       Exhibit 99.1

                                                          NCO GROUP, INC.
                                                 Consolidating Statement of Income
                                                            (Unaudited)
                                                       (Amounts in thousands)


                                                                        For the Three Months Ended June 30, 2002
                                                         ----------------------------------------------------------------------
                                                                                                  Intercompany
                                                         NCO Group          NCO Portfolio         Eliminations     Consolidated
                                                         ---------          -------------         -----------    --------------
Revenue                                                  $171,634             $ 14,108              $(8,064)         $177,678

Operating costs and expenses:
      Payroll and related expenses                         82,931                  549                    -            83,480
      Selling, general and administrative expenses         60,136                9,271               (8,064)           61,343
      Depreciation and amortization expense                 6,446                   75                    -             6,521
                                                         --------             --------              -------          --------
                                                          149,513                9,895               (8,064)          151,344
                                                         --------             --------              -------          --------
                                                           22,121                4,213                    -            26,334

Other income (expense):
      Interest and investment income                          600                  303                 (116)              787
      Interest expense                                     (3,327)              (1,752)                 116            (4,963)
                                                              305                    -                                    305
                                                         --------             --------              -------          --------
                                                           (2,422)              (1,449)                   -            (3,871)
                                                         --------             --------              -------          --------
Income before income tax expense                           19,699                2,764                    -            22,463

Income tax expense                                          7,485                1,037                    -             8,522
                                                         --------             --------              -------          --------

Income from operations before minority interest            12,214                1,727                    -            13,941

Minority interest (1)                                           -                    -                 (633)             (633)
                                                         --------             --------              -------          --------

Net income                                               $ 12,214             $  1,727              $  (633)         $ 13,308
                                                         ========             ========              =======          ========
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(1) NCO Group owns approximately 63% percent of the outstanding common stock of
NCO Portfolio Management, Inc.

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
                                                         NCO GROUP, INC.
                                                Consolidating Statement of Income
                                                           (Unaudited)
                                                     (Amounts in thousands)


                                                                         For the Six Months Ended June 30, 2002
                                                         ----------------------------------------------------------------------
                                                                                                  Intercompany
                                                         NCO Group          NCO Portfolio         Eliminations     Consolidated
                                                         ---------          -------------         ------------   --------------
Revenue                                                  $342,571             $ 30,378              $(16,364)        $356,585

Operating costs and expenses:
      Payroll and related expenses                        168,497                1,103                     -          169,600
      Selling, general and administrative expenses        119,846               18,934               (16,364)         122,416
      Depreciation and amortization expense                12,597                  150                     -           12,747
                                                         --------             --------              --------         --------
                                                          300,940               20,187               (16,364)         304,763
                                                         --------             --------              --------         --------
                                                           41,631               10,191                     -           51,822

Other income (expense):
      Interest and investment income                        1,254                  434                  (234)           1,454
      Interest expense                                     (6,564)              (3,619)                  234           (9,949)
                                                             (290)                   -                                   (290)
                                                         --------             --------              --------         --------
                                                           (5,600)              (3,185)                    -           (8,785)
                                                         --------             --------              --------         --------
Income before income tax expense                           36,031                7,006                     -           43,037
Income tax expense                                         13,691                2,628                     -           16,319
                                                         --------             --------              --------         --------

Income from operations before minority interest            22,340                4,378                     -           26,718
Minority interest (1)                                           -                    -                (1,605)          (1,605)
                                                         --------             --------              --------         --------
Net income                                               $ 22,340             $  4,378              $ (1,605)        $ 25,113
                                                         ========             ========              ========         ========
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(1) NCO Group owns approximately 63% percent of the outstanding common stock of
NCO Portfolio Management, Inc.